UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2005
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
Registrant’s telephone number, including area code: (408) 943-1234
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     This Amendment No. 1 to the Current Report on Form 8-K filed on December 21, 2005 by Cadence Design Systems, Inc. is being filed solely to correct a typographical error in the in the interest rate previously reported with respect to a LIBOR-based loan from “LIBOR plus .0625%” to “LIBOR plus 0.625%.”
     In late December 2005, Cadence Design Systems, Inc. (“Cadence”) will receive an extraordinary cash dividend of approximately $500 million from Castlewilder (“Castlewilder”), a company incorporated in Ireland and a wholly-owned subsidiary of Cadence, repatriating certain foreign earnings pursuant to the American Jobs Creation Act of 2004 (the “Act”). Cadence will record a related incremental tax liability of approximately $35 million during the fourth quarter of 2005.
     Approximately $340 million of the dividend will be funded from cash on hand held by various foreign subsidiaries of Cadence. The remaining $160 million will be funded from the entire proceeds of a term facility agreement (the “Credit Agreement”) entered into on December 19, 2005 between Castlewilder, Banc of America Securities LLC as lead arranger, Bank of America, N.A. as Administrative Agent and the lender parties thereto.
     The Credit Agreement provides for a three-year $160 million unsecured term loan which was borrowed by Castlewilder on December 19, 2005. With the consent of all of the lenders, Castlewilder may, at the end of the second year of the loan, extend the maturity date of the loan by an additional 365 days. During the term of the Credit Agreement, Castlewilder has the option to choose between two interest rates: either a base rate equal to the higher of the Federal Funds Rate plus .50% or the “prime rate” publicly announced by Bank of America, N.A., or a LIBOR-based rate equal to LIBOR plus 0.625%. The loan initially is a base rate loan that will convert on December 22, 2005 into a LIBOR loan which accrues interest monthly at a rate equal to LIBOR plus 0.625%. The interest rate for the loan may be increased to compensate the lenders for their costs of complying with certain laws, regulations and authorities, if any. The margin with respect to the loan (if the loan is a LIBOR loan) may also be increased or decreased depending upon the consolidated leverage ratio of Cadence. Castlewilder is obligated to repay the outstanding principal amount of the loan in quarterly installments in amounts equal to 5.0% per quarter during the first year of the loan, 7.5% per quarter during the second year of the loan and 12.5% per quarter during the third year of the loan (with the quarterly repayment amount to be adjusted to 6.25% per quarter during the third and fourth years of the loan if the maturity date of the loan is extended). Castlewilder is also obligated to pay accrued interest on the last day of each month or other interest period that Castlewilder may select under the terms of the Credit Agreement. If the loan is converted into a base rate loan, Castlewilder is obligated to pay accrued interest on the last day of each quarter.
     Castlewilder’s obligations under the Credit Agreement are unconditionally guaranteed by Cadence and Cadence Technology Limited (“CTL”), a company incorporated in Ireland and a wholly-owned subsidiary of Castlewilder, pursuant to guaranties entered into by Cadence and CTL in favor of the lenders on December 19, 2005 (collectively, the “Guaranties”).
     In the event of (i) non-payment of any amounts due under the financing documents, (ii) non-compliance with any other provisions of the financing documents, (iii) any representation or statement made in the financing documents proving to have been incorrect or misleading at the time it was made, (iv) certain insolvency events, insolvency proceedings or creditor’s process with respect to Castlewilder and CTL, (v) Castlewilder or CTL ceasing to be either direct or indirect wholly-owned subsidiaries of Cadence, (vi) it becoming unlawful for Castlewilder, CTL or Cadence to perform any material obligation under the financing documents, or (vii) any default under the Cadence Guaranty, then the Administrative Agent may declare that all or part of the loan, together with accrued interest and all other amounts accrued and outstanding under the financing documents, to be immediately due and payable.
     The Credit Agreement and the CTL Guaranty also contain certain customary representations and warranties, affirmative and negative covenants and indemnification obligations of Castlewilder and CTL. The Credit Agreement also provides for certain tax gross-up payment obligations of Castlewilder. The Cadence Guaranty also contains representations and warranties, affirmative covenants, negative covenants relating to, among other matters, incurrence of liens and indebtedness, the making of investments and asset dispositions, as well as a requirement to maintain a minimum consolidated interest coverage ratio and consolidated leverage ratio. Cadence’s breach of any of these covenants would cause an event of default under the Cadence Guaranty and allow the Administrative Agent to declare that all or part of the loan, together with accrued interest and all other amounts accrued and outstanding under the financing documents, to be immediately due and payable. The Cadence Guaranty also contains indemnification obligations on the part of Cadence.
     The description of the Credit Agreement and the loan set forth above is qualified in its entirety by the complete text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein and Item 2.03 below. The description of the Guaranties set forth above is qualified in its entirety by the complete text of the Guaranties, copies of which are attached hereto as Exhibits 10.2. and 10.3 and are incorporated by reference herein and Item 2.03 below.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit	Description

*10.1	Term Facility Agreement dated as of December 19, 2005 among Castlewilder as borrower, Banc of America Securities LLC as lead arranger and the lender parties thereto.

*10.2	Guaranty dated as of December 19, 2005 made by Cadence Design Systems, Inc. in favor of Bank of America, N.A. as Administrative Agent and the lender parties thereto.

*10.3	Guaranty dated as of December 19, 2005 made by Cadence Technology Limited in favor of Bank of America, N.A. as Administrative Agent and the lender parties thereto.

*Incorporated by reference from exhibits of the same number filed with the Current Report on Form 8-K filed by Cadence Design Systems, Inc. on December 21, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 31, 2006

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ William Porter
William Porter
Senior Vice President and Chief Financial Officer